Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Form S-3 No. 333-261979 of Silverback Therapeutics, Inc. and
(2)
Form S-8 Nos. 333-261980, 333-254827 and 333-251143 of Silverback Therapeutics, Inc. pertaining to the equity and option plans of Silverback Therapeutics, Inc.

of our report dated March 31, 2022, with respect to the consolidated financial statements of Silverback Therapeutics, Inc., included in this Annual Report (Form 10-K) of Silverback Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Seattle, Washington

March 31, 2022